EXHIBIT 99.2
Condensed Consolidated Financial Statements
Hearsay Social, Inc. and Subsidiaries

For the three months ended March 31, 2024

EXHIBIT 99.2

Contents                                               Page

EXHIBIT 99.2
Interim Financial Statements
Hearsay Social, Inc.
Condensed Consolidated Balance Sheet
(In thousands, except per share data)
(Unaudited)

As of March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$19,014
Accounts receivable, net of allowances	4,915
Prepaid expenses and other current assets	2,760
Deferred commissions	918
Total current assets	27,607
Property and equipment, net	4,317
Operating lease right-of-use assets	80
Deferred commissions, noncurrent	1,593
Other long term assets	223
Total assets	$33,820
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$9,650
Deferred revenue, current	28,817
Lease liability, current	496
Line of credit	3,000
Total current liabilities	41,963
Other non-current liability	110
Deferred revenue, net of current portion	1,266
Total liabilities	43,339
Convertible preferred stock
Series A convertible preferred stock, par value $0.0001 – 23,500 shares authorized; 23,488 shares issued and outstanding at March 31, 2024 (liquidation preference $3,000)	2,950
Series B convertible preferred stock, par value $0.0001 – 16,240 shares authorized; 16,129 shares issued and outstanding at March 31, 2024 (liquidation preference $18,000)	17,900
Series C convertible preferred stock, par value $0.0001 – 18,620 shares authorized; 18,610 shares issued and outstanding at March 31, 2024 (liquidation preference $29,999)	29,960
Series CRM convertible preferred stock, par value $0.0001 – 11,334 shares authorized; 11,334 shares issued and outstanding at March 31, 2024 (liquidation preference $9,999)	9,933
Total convertible preferred stock liabilities	60,743
Stockholders’ deficit:
Common stock, $0.0001 par value per share;	1
Additional paid-in capital	19,905
Accumulated deficit	(90,168)
Total stockholders’ deficit	(70,262)
Total liabilities, convertible preferred stock, and stockholders’ deficit	$33,820
See the accompanying notes to the condensed consolidated financial statements.

EXHIBIT 99.2
Hearsay Social, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands)
(Unaudited)

Three months ended March 31, 2024
Revenue	$15,251
Cost of revenue	3,877
Gross profit	11,374
Operating expenses:
Product development	5,384
Sales and marketing	4,542
General and administrative	2,647
Total operating expenses	12,573
Operating loss	(1,199)
Other income (expense), net	69
Loss before provision for income taxes	(1,130)
Provision for income taxes	61
Net loss	$(1,191)
Comprehensive loss	$(1,191)

See the accompanying notes to the condensed consolidated financial statements.

EXHIBIT 99.2
Hearsay Social, Inc.
Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(In thousands)
(Unaudited)

					Additional		Total
	Convertible Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	69,561	$60,743	39,490	$1	$19,566	$(88,977)	$(69,410)
Exercise of stock options	—	—	16	—	8	—	8
Stock-based compensation	—	—	—	—	331	—	331
Net loss	—	—	—	—	—	(1,191)	(1,191)
Balance, March 31, 2024	69,561	$60,743	39,506	$1	$19,905	$(90,168)	$(70,262)

See the accompanying notes to the condensed consolidated financial statements.

EXHIBIT 99.2
Hearsay Social, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

Three months ended March 31, 2024
Operating activities:
Net loss	$(1,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of deferred commissions	276
Depreciation and amortization	403
Stock-based compensation	331
Amortization of debt issuance costs	15
Changes in operating assets and liabilities:
Accounts receivable	13,826
Deferred contract acquisition costs	(82)
Prepaid assets, other current assets and other assets	(193)
Accounts payable, accrued expenses and other current liabilities	(1,392)
Deferred revenue	(7,774)
Net cash provided by operating activities	4,219
Investing activities:
Capitalized internally developed software	(510)
Purchases of property and equipment	(62)
Net cash used in investing activities	(572)
Financing activities:
Proceeds from exercise of stock options and stock warrants	8
Debt borrowings	3,000
Net cash provided by financing activities	3,008
Net increase in cash, cash equivalents and restricted cash	6,655

Cash, cash equivalents and restricted cash:
Beginning of year	12,655
End of year	$19,310
Cash, cash equivalents and restricted cash at end of period:
Cash and cash equivalents	$19,014
Restricted cash	296
Total cash, cash equivalents and restricted cash at end of period	$19,310

See the accompanying notes to the condensed consolidated financial statements.

EXHIBIT 99.2
Hearsay Social, Inc.
Notes to Condensed Consolidated Financial Statements
March 31, 2024

NOTE 1 - THE COMPANY
Hearsay Social, Inc. (“Company”) was incorporated in August 2009 in the state of Delaware under the name of Hearsay Labs, Inc. and was renamed Hearsay Social, Inc. in March 2012. The Company develops and sells an enterprise class “software as a service” application that empowers global sales forces to efficiently and successfully use social media, text messaging, voice calling, and websites to attract prospective customers, to retain customers, and to grow businesses. Its employees are located in Canada, Hungary, Philippines, Spain, United Kingdom, France, Mexico, and several states in the United States. As of March 31, 2024 the Company has wholly owned subsidiaries in the United Kingdom, Hungary, Philippines, and Mexico.
Liquidity and Capital Resources
As of March 31, 2024, the Company had incurred net losses and has an accumulated deficit of $90.2 million. Management believes that existing sources of liquidity will satisfy the Company’s working capital requirements for at least 12 months from the balance sheet date of March 31, 2024 and one year from the date the condensed consolidated financial statements are issued. There can be no assurance, however, that the Company will be successful in executing its business plan, increasing its existing customer base, or maintaining profitability. Failure to generate sufficient revenues, achieve planned gross margins, control operating costs or raise sufficient additional funds may require the Company to modify, delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company’s business, operating results, financial condition and ability to achieve its intended business objectives. See Note 9 “Subsequent Events”.
NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF CONSOLIDATION
The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Any intercompany accounts and transactions have been eliminated in consolidation.
Foreign Currency
The functional currency of the Company's foreign subsidiaries is the US dollar. Accordingly, the consolidation of the financial statements does not require the recording of translation adjustments. Foreign exchange gains or losses associated with foreign currency transactions are included in the results of operations and amounted to less than $0.1 million for the three months ended March 31, 2024.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and reported amounts of revenues and expenses during the reporting periods covered by the condensed consolidated financial statements and accompanying notes. In particular, the Company makes estimates with respect to the standalone selling price for each distinct performance obligation included in customer contracts with multiple performance obligations, the period of benefit for deferred commissions, expected credit losses, useful lives of long-lived assets, including property, plant and equipment and internal use software, the capitalization of internal-use software development costs, stock-based compensation, income taxes and contingencies. Actual results could differ from those estimates.
Fair Value of Financial Instruments
The carrying amounts of certain of the Company’s financial instruments, which include accounts receivable, accounts payable, and accrued liabilities approximate fair value due to their short maturities. The fair value of the Company’s line of credit is determined to be not materially different from the carrying amount.
Fair Value Measurements
The Company records its common stock warrant liability at fair value. The Company determines fair value based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as

EXHIBIT 99.2
determined by either the principal market or the most advantageous market, at the reporting date. The accounting guidance establishes a three-tiered hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 - Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company recognizes transfers among Level 1, Level 2, and Level 3 classifications as of the actual date of the events or changes in circumstances that caused the transfers. There were no transfers during the three months ended March 31, 2024. The following summarizes assets and liabilities that are measured at fair value on a recurring basis, by level, within the fair value hierarchy (in thousands):

	March 31, 2024
(in thousands)	Level 1	Level 2	Level 3	Total
Cash equivalents - Money market funds	$7,768	$—	$—	$7,768
Other non-current liabilities - common stock warrant liability	—	—	110	110
Total	$7,768	$—	$110	$7,878

As of March 31, 2024, certain of the Company’s cash equivalents were held in money market funds. The Company’s investments in money market funds are classified within Level 1 of the fair value hierarchy as they are valued using quoted market prices in active markets.

As of March 31, 2024, there were no changes in the fair value warrant assumptions or methodology.
Restricted Cash
Restricted cash consists of deposits held for the Company’s San Francisco lease in a collateral account. The cash balance was approximately $0.3 million as of March 31, 2024 and is reflected within prepaid expenses and other current assets on the condensed consolidated balances sheet.
Capitalized Internal Use Software Development Costs
For development costs related to internal use software projects, such as those used in the Company’s services and network, the Company capitalized $0.5 million incurred during the application development stage for the three months ended March 31, 2024. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Amortization of the costs of software developed for internal use begins when the assets are placed in productive use and are generally amortized over a period of two to five years.
Deferred Commissions
The Company deferred sales commissions costs of $0.1 million and amortized $0.3 million of deferred commissions during the three months ended March 31, 2024.
Deferred Revenue
The Company recognized $14.3 million of revenue in 2024 associated with its deferred revenue balance as of December 31, 2023.
Allowance for Credit Losses
The allowance for credit losses reflects the Company’s best estimate of probable losses inherent in the Company’s receivables portfolio determined by a forward-looking current expected credit loss model. The Company performs a regular review of its

EXHIBIT 99.2
customers’ payment histories and associated credit risks and it generally does not require collateral from its customers. As of March 31, 2024, there were no significant changes to the allowance for credit losses.
Concentrations of Credit Risk
The majority of the Company’s customers are located in North America. The Company sells its products and services under customary credit terms. Two customers represented 22% of the Company’s revenues during the three months ended March 31, 2024. As of March 31, 2024, four customers accounted for 46% of the Company’s accounts receivable.
Recently Issued or Adopted Accounting Pronouncements
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. The updated standard is effective for annual periods beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2023-07.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The amendments are effective for annual periods beginning after December 15, 2024, with early adoption permitted, and should be applied either prospectively or retrospectively. The Company is currently evaluating the impact of ASU 2023-09.
With the exception of the new standards discussed above, there have been no other recent accounting pronouncements or changes in accounting pronouncements during the three months ended March 31, 2024 that are of significance or potential significance to the Company.

EXHIBIT 99.2
NOTE 3 - BALANCE SHEET

Property and equipment, net (in thousands):	March 31, 2024
Furniture	$485
Computer hardware	1,097
Leasehold improvements	1,695
Internally developed software cost	10,130
Software	23
Total property and equipment, gross	13,430
Less: accumulated depreciation and amortization	(9,623)
Total depreciable property and equipment	3,807
Construction in progress - internally developed software	510
Total	$4,317

Depreciation expense, including amortization of leasehold improvements, was less than $0.1 million for the three months ended March 31, 2024. Amortization expense for capitalized internal use software was $0.4 million for the three months ended March 31, 2024.

Accounts payable, accrued expenses and other current liabilities (in thousands):	March 31, 2024
Accounts payable	$172
Accrued salaries and taxes	788
Accrued royalty	676
Accrued commissions	179
Accrued bonuses	822
Accrued sales taxes payable	5,973
Other accrued expenses	1,040
Total accounts payable, accrued expenses and other current liabilities	$9,650

Commitments and Contingencies
Contractual commitments are cash that the Company is obligated to pay as part of certain contracts that have been entered into during the course of business. The Company’s contractual commitments consist of operating lease liabilities that are included in its condensed consolidated balance sheet and vendor commitments associated with agreements that are legally binding. The Company has entered into various non-cancelable lease agreements for corporate offices and as of March 31, 2024, substantially all remaining commitments of $0.5 million are expected in the next twelve months. As of March 31, 2024 the Company’s vendor commitment was $0.4 million, of which $0.2 million is expected in the next twelve months.
From time to time, the Company could be subject to legal proceedings arising in the normal course of its business activities. Depending on the nature and timing of any such dispute, an unfavorable resolution of a matter could materially affect the Company’s future results of operations, cash flows or financial position. The Company records a liability for legal matters if and when such liability is probable and reasonably estimable. As of March 31, 2024, the Company did not have any material recorded liabilities related to legal matters nor did the Company have any exposure to a reasonably possible material contingency.

EXHIBIT 99.2
NOTE 4 - CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT COMMON STOCK
The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 153,979 shares of $0.0001 par value common stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of holders of all classes of preferred stock outstanding.
Preferred Stock
The table below provides information on the Company’s preferred stock offerings (in thousands) as of March 31, 2024:

Shares Preferred Stock	Authorized	Shares Issued and Outstanding	Original Issuance Value (Less Issuance Costs)	Liquidation Value
Series A preferred stock	23,500	23,488	$2,950	$3,000
Series B preferred stock	16,240	16,129	17,900	18,000
Series C preferred stock	18,620	18,610	29,960	29,999
Series CRM preferred stock	11,334	11,334	9,933	9,999
As of March 31, 2024, there have been no significant changes to preferred stock.
NOTE 5 - INCOME TAXES
The Company uses the asset and liability method to account for income taxes in accordance with the authoritative guidance for income taxes. Under this method, deferred tax assets and liabilities are determined based on future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
In accordance with the applicable authoritative guidance, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.
NOTE 6 REVENUE
The Company's revenue is predominately related to subscriptions and associated support to the Company's platform, and professional services to a lesser extent. Professional services revenue accounted for approximately 4% of the Company's total revenue for the three months ended March 31, 2024.
NOTE 7 - CREDIT FACILITY
In December 2015, the Company entered into a loan and security agreement (the “credit facility”) with a lender for a revolving credit arrangement in an amount up to $9.0 million, subject to borrowing base availability and other terms and conditions, for working capital and other general corporate purposes. Amounts borrowed under the credit facility bore interest at a floating rate per annum equal to the lender’s prime rate plus 1.0%. The amounts borrowed are collateralized by certain properties, rights, and assets of the Company. The credit facility contains customary affirmative and negative covenants which restrict the ability of the Company to, among other things, create liens, incur additional indebtedness and engage in other certain transactions, subject to certain exclusions. Subject to certain conditions stated in the credit agreement, the lender may also accelerate maturity of the loan upon the occurrence of an event of default. In April 2017, the Company signed a first amendment to the credit facility to increase the facility amount up to $20.0 million and extend the expiration date from June 23, 2017 to March 1, 2019. In February 2019, the Company signed a second amendment to the credit facility to extend the expiration date to May 30, 2019. In May 2019, a third amendment was signed to extend the expiration to July 29, 2019. In July 2019, a fourth amendment to the credit facility was signed extending the maturity date to January 29, 2021. In January 2021, a fifth amendment was signed to extend the expiration date to March 30, 2021. In March 2021, a

EXHIBIT 99.2
sixth amendment was signed to extend the expiration to April 29, 2021. On May 26, 2021, a seventh amendment was signed extending the maturity date to January 31, 2023. On January 23, 2023, an eighth amendment was signed extending the maturity date to March 2, 2023. On March 1, 2023 a ninth amendment was signed extending the maturity date to April 16, 2023. No further amendment was signed to extend the maturity date beyond April 16, 2023. The Company accordingly repaid the outstanding balance of $2.5 million in March 2023.
Upon the first amendment of the credit facility, the Company granted warrants to the lender to purchase 121,622 shares of the Company’s common stock at an exercise price of $0.74 per share. Upon the fourth amendment, these warrants were amended to carry a put right, where the lender coincident with a liquidity event or warrant termination, can elect to sell the warrant back to the Company for an aggregate purchase price of $200,000. The amendment to the warrants increased its carrying value to $0.1 million. The warrants expire on April 17, 2027 and were outstanding as of March 31, 2024.
In January 2024, the Company entered into a loan and security agreement (the “credit facility”) with a lender for a revolving credit arrangement in an amount up to $20.0 million, subject to borrowing base availability and other terms and conditions, for working capital and other general corporate purposes. Amounts borrowed under the credit facility bore interest at a floating rate per annum equal to the greater of 9.25% and the lender’s prime rate plus 1.0%. The amounts borrowed are collateralized by certain properties, rights, and assets of the Company. The credit facility contains customary affirmative and negative covenants which restrict the ability of the Company to, among other things, create liens, incur additional indebtedness and engage in other certain transactions, subject to certain exclusions. Subject to certain conditions stated in the credit agreement, the lender may also accelerate maturity of the loan upon the occurrence of an event of default. The credit facility requires a minimum advance on the loan of $3.0 million. As of March 31, 2024, issuance costs and interest expense were not significant. Total borrowings under this credit facility were $3.0 million as of March 31, 2024, which were subsequently repaid in connection with the acquisition of the Company by Yext, Inc. on August 1, 2024. See Note 9 “Subsequent Events” for details.

NOTE 8 - EMPLOYEE BENEFIT PLAN
The Company has a 401(k) retirement savings plan covering substantially all of the Company’s full-time employees who meet minimum age and service requirements. Under the provisions of the plan, participants may contribute a portion of their compensation on a pretax basis, subject to certain limitations. The Company may make discretionary contributions to the 401(k) retirement savings plan. The Company did not make any contributions to the 401(k) plan during the three months ended March 31, 2024.

NOTE 9 - SUBSEQUENT EVENTS
On June 10, 2024 the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yext, Inc. (“Yext”) to be acquired. Pursuant to the Merger Agreement, the Company became a wholly owned subsidiary of Yext upon closing of the transaction on August 1, 2024. The Company was acquired for approximately $125 million in cash, as adjusted for customary adjustments set forth in the Merger Agreement, and the assumption of the Company’s employee equity awards. The Company was also offered participation rights for key employees and former founders in a bonus pool of $20 million that can be settled in cash or Yext’s common stock and shall be subject to 100% vesting on the first anniversary of closing, generally subject to continued employment. In addition, subject to the terms of the Merger Agreement, Yext may also be required to pay additional contingent consideration of up to $75 million to the Company based on the achievement of certain milestones (the “Earnout Consideration”). The Earnout Consideration shall be payable based on the achievement of certain annual recurring revenue targets. The targets shall be measured at the end of the first and second anniversaries of closing. The Earnout Consideration may be settled in cash or Yext’s common stock at Yext’s election.
The Company has evaluated subsequent events and transactions for potential recognition or disclosure in the consolidated financial statements through October 17, 2024, and determined that no additional items required disclosure.